AMERICAN CANNABIS COMPANY ANNOUNCES NEW PRINCIPAL EXECUTIVE OFFICER.

DENVER, CO / NEW MEDIA NEWS / January 4, 2017/ American Cannabis Company, Inc. (OTCQB: AMMJ) (the “Company”), a full-service business-to-business consulting solutions provider, and seller of ancillary products to the cannabis industry, today announced the appointment of Mr. Terry Buffalo as the Company’s Principal Executive Officer effective as of January 1, 2017, and the transition of Mr. Corey Hollister, current CEO, to a client focused role.

Mr. Hollister, a co-founder of the Company, will remain a Director and Co-Chairman of the Company’s Board of Directors. Mr. Hollister will transition to a “Client Services” position with the Company, and focus on meeting the needs of present customers as well as new clients. Additionally, Mr. Hollister will be establishing a Company office servicing the east coast of the United States, focused on the development of new business emphasizing various states including Massachusetts and Maine, which recently passed voter initiatives legalizing cannabis for recreational use, as well as Rhode Island, Connecticut, New York, New Jersey and Maryland, among others, that have existing state run medical cannabis programs in place.

Mr. Hollister commented: “I am excited to return to a hands-on role with our clients and customers, where I can best represent the Company and help the Company’s business grow. Mr. Buffalo’s experience as COO, and his significant background in the securities industry, have positioned him to successfully lead the company. The November 2016 results of state voter initiatives regarding cannabis significantly expands the company opportunities nationally, and I look forward to establishing an east-coast presence to better service and penetrate this high growth region for the company. In addition to the Eastern US, the Atlantic provinces in Canada have been a high growth area and the company will seek to increase its focus on this region as well.”

Mr. Buffalo commented: “I look forward to this challenge. My role during 2016 as the Company’s Chief Operations Officer provided me with the information and experience that will inform and guide my role as Principal Executive Officer.”

About American Cannabis Company, Inc.:

American Cannabis Company, Inc. offers end-to-end solutions to existing and aspiring participants in the cannabis industry. We utilize our industry expertise to provide business planning and market assessment services, assist state licensing procurement, create business infrastructure and implement operational best practices. American Cannabis Company also developed and owns a portfolio of branded products including: The patented Satchel™, SoHum Living Soils™, The Cultivation Cube™ and The High Density Cultivation System™. In addition, we design and provide other industry specific custom product solutions. The building and development of our brands and product suite is based on our Geoponics Philosophy, "the art and science of agriculture in soil."

For more information, please visit:

www.americancannabisconsulting.com

www.americancannabiscompanyinc.com

www.sohumsoils.com

www.dabwerks.com

Forward Looking Statements

This news release contains "forward-looking statements" which are not purely historical and may include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development, costs and results of new business opportunities and words such as "anticipate", "seek", intend", "believe", "estimate", "expect", "project", "plan", or similar phrases may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects, the future U.S. and global economies, the impact of competition, and the Company's reliance on existing regulations regarding the use and development of cannabis-based drugs. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission. For more information, please visit www.sec.gov.

Contact:

Steven Lico

IR@americancannabisconsulting.com
303-974-4770